NAME CHANGED TO REGIONS MORGAN KEEGAN SELECT FUNDS - 12/1/01
NAME CHANGED TO REGIONS FUNDS - EFFECTIVE 5/15/98.








                               CUSTODIAN CONTRACT
                                     Between
                              FIRST PRIORITY FUNDS
                                       and
                               FIRST ALABAMA BANK

                                TABLE OF CONTENTS
                                -----------------

                                                                      PAGE
                                                                      ----

1.    Employment of Custodian and Property to be Held by It............1

2.    Duties of the Custodian With Respect to Property
      of the Funds Held by the Custodian...............................1
      2.1   Holding Securities.........................................1
      2.2   Delivery of Securities.....................................2
      2.3   Registration of Securities.................................4
      2.4   Bank Accounts..............................................4
      2.5   Payments for Shares........................................5
      2.6   Availability of Federal Funds..............................5
      2.7   Collection of Income.......................................5
      2.8   Payment of Fund Moneys.....................................6
      2.9   Liability for Payment in Advance of
            Receipt of Securities Purchased............................7
      2.10  Payments for Repurchases or Redemptions
            of Shares of a Fund........................................7
      2.11  Appointment of Agents......................................7
      2.12  Deposit of Fund Assets in Securities System................7
      2.13  Segregated Account.........................................9
      2.14  Joint Repurchase Agreements................................9
      2.15  Ownership Certificates for Tax Purposes....................9
      2.16  Proxies....................................................9
      2.17  Communications Relating to Fund Portfolio Securities......10
      2.18  Proper Instructions.......................................10
      2.19  Actions Permitted Without Express Authority...............10
      2.20  Evidence of Authority.....................................11
      2.21  Notice to Trust by Custodian Regarding Cash Movement......11


3.    Duties of Custodian with Respect to the Books of Account
      and Regulatory Reporting........................................11

4.    Records.........................................................11

5.    Opinion of Funds' Independent Auditors..........................12

6.    Reports to Trust by Independent Auditors........................12

7.    Compensation of Custodian.......................................12

8.    Responsibility of Custodian.....................................12

9.    Effective Period, Termination and Amendment.....................14

10.   Successor Custodian.............................................14

11.   Interpretive and Additional Provisions..........................15

12.   Massachusetts Law to Apply......................................15

13.   Notices.........................................................15

14.   Counterparts....................................................16

15.   Limitations of Liability........................................16

                               CUSTODIAN CONTRACT
                               ------------------

      This Contract between First Priority Funds, (the "Trust"), a Massachusetts business trust, on behalf of the portfolios (hereinafter collectively called the "Funds" and individually referred to as a "Fund") of the Trust, organized and existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, and First Alabama Bank, a bank organized in the state of Alabama, having its principal place of business at 417 North 20th Street, Birmingham, Alabama 35203 (hereinafter called the "Custodian"),

      WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.    EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT
      -----------------------------------------------------

      The Trust hereby employs the Custodian as the custodian of the assets of each of the Funds of the Trust. Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Trust will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares of beneficial interest of the Funds as may be issued or sold from time to time ("Shares"). The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian.

      Upon receipt of "Proper Instructions" (within the meaning of Section 2.18), the Custodian shall from time to time employ one or more sub-custodians upon the terms specified in the Proper Instructions, provided that the Custodian shall have no more or less responsibility or liability to the Trust or any of the Funds on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUNDS HELD BY THE CUSTODIAN
      ---------

2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained pursuant to
      Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System", or securities which are subject to a joint repurchase agreement with affiliated funds pursuant to Section 2.14. The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Contract in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Section 2.11 hereof, and with respect to securities held by any sub-custodian appointed pursuant to Section 1 hereof, the Custodian may rely upon certificates from such agent as to the holdings of such agent and from such sub-custodian as to the holdings of such sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Contract. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by a Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (1) Upon sale of such securities for the account of a Fund and receipt of payment therefor;

      (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

      (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

      (4) To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section 2.17 hereof;

      (5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

      (6) To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
            Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

      (7) Upon the sale of such securities for the account of a Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery custom"; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract;

      (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

      (10) For delivery in connection with any loans of portfolio securities of a Fund, BUT ONLY against receipt of adequate collateral in the form of (a) cash, in an amount specified by the Trust, (b) certificated securities of a description specified by the Trust, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, or
            (c) securities of a description specified by the Trust, transferred through a Securities System in accordance with Section 2.12 hereof;

      (11) For delivery as security in connection with any borrowings requiring a pledge of assets by a Fund, BUT ONLY against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;

      (12) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;

      (13) For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions for a Fund;

      (14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for a Fund, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

      (15) For any other proper corporate purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 REGISTRATION OF SECURITIES. Securities held by the Custodian (other than bearer securities) shall be registered in the name of a particular Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, UNLESS the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies affiliated with the Fund, or in the name or nominee name of any agent appointed pursuant to
      Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street name" or other good delivery form.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund, other than cash maintained in a joint repurchase account with other affiliated funds pursuant to Section 2.14 of this Contract or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended, (the "1940 Act"). Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees ("Board") of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Trust.

2.5 PAYMENTS FOR SHARES. The Custodian shall make such arrangements with the Transfer Agent of each Fund, as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund's account such payments as are received from the Transfer Agent. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the respective Fund.

2.6 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Funds which are deposited into the Funds' accounts.

2.7   COLLECTION OF INCOME.
      --------------------

      (1) The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to the provisions of Section
            2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

      (2) The Trust shall promptly notify the Custodian whenever income due on securities is not collected in due course and will provide the Custodian with monthly reports of the status of past due income. The Trust will furnish the Custodian with a weekly report of accrued/past due income for the Fund. Once an item is identified as past due and the Trust has furnished the necessary claim documentation to the Custodian, the Custodian will then initiate a claim on behalf of the Trust. The Custodian will furnish the Trust with a status report monthly unless the parties otherwise agree.

2.8 PAYMENT OF FUND MONEYS. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:

      (1) Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in
            Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Trust and any other party, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

      (2) In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2 hereof;

      (3) For the redemption or repurchase of Shares of a Fund issued by the Trust as set forth in Section 2.10 hereof;

      (4) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

      (5) For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Trust;

      (6) For payment of the amount of dividends received in respect of securities sold short;

      (7) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Executive Committee of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.10 PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF A FUND. From such funds as may be available for the purpose of repurchasing or redeeming Shares of a Fund, but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

2.11 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act and any applicable state law or regulation, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEM. The Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission ("SEC") under
      Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

      (1) The Custodian may keep securities of each Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

      (2) The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund;

      (3) The Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of a Fund.

      (4) The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

      (5) The Custodian shall have received the initial certificate, required by Section 9 hereof;

      (6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage.

      (7) The authorization contained in this Section 2.12 shall not relieve the Custodian from using reasonable care and diligence in making use of any Securities System.

2.13 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund, (ii) for purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Trust or a Fund with the procedures required by any release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, BUT ONLY, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 JOINT REPURCHASE AGREEMENTS. Upon the receipt of Proper Instructions, the Custodian shall deposit and/or maintain any assets of a Fund and any affiliated funds which are subject to joint repurchase transactions in an account established solely for such transactions for the Fund and its affiliated funds. For purposes of this Section 2.14, "affiliated funds" shall include all investment companies and their portfolios for which subsidiaries or affiliates of Federated Investors serve as investment advisers, distributors or administrators in accordance with applicable exemptive orders from the SEC. The requirements of segregation set forth in Section 2.1 shall be deemed to be waived with respect to such assets.

2.15 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.

2.16 PROXIES. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

2.17 COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES. The Custodian shall transmit promptly to the Trust and the investment adviser of the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust and the investment adviser of the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust or the investment adviser of the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required. For securities which are not held in nominee name, the Custodian will act as a secondary source of information and will not be responsible for providing corporate action notification to the Trust.

2.18 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Section 2 means a writing signed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Custodian reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Trust promptly causes such oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of the Trust accompanied by a detailed description of procedures approved by the Board, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets.

2.19 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Trust:

      (1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be accounted for to the Trust in such form that it may be allocated to the affected Fund;

      (2) surrender securities in temporary form for securities in definitive form;

      (3) endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

      (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Trust.

2.20 EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Board of the Trust as conclusive evidence
      (a) of the authority of any person to act in accordance  with such vote or
      (b) of any determination of or any action by the Board pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

2.21 NOTICE TO TRUST BY CUSTODIAN REGARDING CASH MOVEMENT. The Custodian will provide timely notification to the Trust of any receipt of cash, income or payments to the Trust and the release of cash or payment by the Trust.

3. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND REGULATORY REPORTING.
      ---------

      The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of the Trust to keep the books of account of each Fund and appointed to report on behalf of each Fund to the Board, the SEC and other regulatory bodies.

4.    RECORDS.
      -------

      The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust and the Funds under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and specifically including identified cost records used for tax purposes. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. In the event of termination of this Contract, the Custodian will deliver all such records to the Trust, to a successor Custodian, or to such other person as the Trust may direct. The Custodian shall supply daily to the Trust a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations. In addition, the Custodian shall electronically transmit daily to the Trust information pertaining to security trading and other investment activity and all other cash activity of a Fund.

5.    OPINION OF FUNDS' INDEPENDENT AUDITORS.
      --------------------------------------

      The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from each Fund's independent auditors with respect to its activities hereunder in connection with the preparation of the Fund's registration statement, periodic reports, or any other reports to the SEC and with respect to any other requirements of such Commission.

6.    REPORTS TO TRUST BY INDEPENDENT AUDITORS.
      ----------------------------------------

      The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports for each Fund by independent auditors on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Fund under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, if there are no such inadequacies, the reports shall so state.

7.    COMPENSATION OF CUSTODIAN.
      -------------------------

      The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

8.    RESPONSIBILITY OF CUSTODIAN.
      ---------------------------

      The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Contract; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above stated standard of reasonable care was not part of this Contract. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Subject to the limitations set forth in Section 15 hereof, the Custodian shall be kept indemnified by the Trust but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Contract in accordance with the above standards.

      In order that the indemnification provisions contained in this Section 8 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

      Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

      If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Trust, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

      Subject to the limitations set forth in Section 15 hereof, the Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own failure to act in accordance with the standard of reasonable care or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Contract. To secure any authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for the Fund by the Custodian, in an amount not to exceed 10 percent of the Fund's gross assets, the specific securities to be designated in writing from time to time by the Trust or the Fund's investment adviser. Should the Trust fail to make such designation, or should it instruct the Custodian to make advances exceeding the percentage amount set forth above and should the Custodian do so, the Trust hereby agrees that the Custodian shall have a security interest in all securities or other property purchased for a Fund with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Trust instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Trust fail to cause a Fund to repay promptly any authorized charges or advances of cash or securities, subject to the provision of the second paragraph of this Section 8 regarding indemnification, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

9.    EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.
      -------------------------------------------


      This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; PROVIDED, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Trust has approved the initial use of a particular Securities System as required in each case by Rule 17f-4 under the 1940 Act; PROVIDED FURTHER, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the appropriate banking regulatory agency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

      Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.   SUCCESSOR CUSTODIAN.
      -------------------

      If a successor custodian shall be appointed by the Board of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for each Fund and shall transfer to separate accounts of the successor custodian all of each Fund's securities held in a Securities System.

      If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

      In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract for each Fund and to transfer to separate accounts of such successor custodian all of each Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

      In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.   INTERPRETIVE AND ADDITIONAL PROVISIONS.
      --------------------------------------

      In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.   MASSACHUSETTS LAW TO APPLY.
      --------------------------

      This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

13.   NOTICES.
      -------

      Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Trust at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Custodian at 417 North 20th Street, Birmingham, Alabama 35203, or to such other address as the Trust or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

14.   COUNTERPARTS.
      ------------

      This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

15.   LIMITATIONS OF LIABILITY.
      ------------------------

      The Custodian is expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations and liabilities assumed by the Trust and any Fund pursuant to this Contract, including, without limitation, any obligation or liability to indemnify the Custodian pursuant to Section 8 hereof, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund or its shareholders or from the Trustees, Officers, employees or agents of the Trust, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian against the Trust, for whatever reasons, involving more than one Fund, the Trust shall have the exclusive right to determine the appropriate allocations of liability for any such claim between or among the Funds.

      IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of December, 1993.


ATTEST:                                First Priority Funds


/s/ Jay S. Neuman                      By /s/ John W. Mcgonigle
------------------------------            ------------------------------
Assistant Secretary                       Vice President


ATTEST:                                First Alabama Bank


/s/ Virginia L. Martin                 By /s/ Richard E. Wambsganss
------------------------------            ------------------------------
Assistant Secretary

                                  AMENDMENT TO
                               CUSTODIAN CONTRACT
                                     BETWEEN
                                  REGIONS FUNDS
                                       AND
                                  REGIONS BANK

      This Amendment to the Custodian Contract ("Agreement") dated December 1, 1993, between Regions Funds ("Fund") and Regions Bank ("Service Provider") is made and entered into as of the 1st day of June, 2001.

      WHEREAS,  the  Fund  has  entered  into the  Agreement  with  the  Service
Provider;

      WHEREAS, the Securities and Exchange Commission has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use;

      WHEREAS, Regulation S-P permits financial institutions, such as the Fund, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties of the Fund, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR ss. 248.14) ("Section 248.14 NPI"); for specified law enforcement and miscellaneous purposes (17 CFR ss. 248.15) ("Section 248.15 NPI") ; and to service providers or in connection with joint marketing arrangements (17 CFR ss. 248.13) ("Section 248.13 NPI");

      WHEREAS, Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR ss. 248.7 and 17 CFR ss. 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Fund and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Fund disclosed the information (17 CFR ss. 248.13);

      NOW, THEREFORE, the parties intending to be legally bound agree as follows:

      1. The Fund and the Service Provider hereby acknowledge that the Fund may disclose shareholder NPI to the Service Provider as agent of the Fund and solely in furtherance of fulfilling the Service Provider's contractual obligations under the Agreement in the ordinary course of business to support the Fund and its shareholders.

      2. The Service Provider hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR ss.ss. 248.15, or in connection with joint marketing arrangements that the Funds may establish with the Service Provider in accordance with the limited exception set forth in 17 CFR ss. 248.13.

      3. The Service Provider further represents and warrants that, in accordance with 17 CFR ss. 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and
          procedures   reasonably   designed  to:
          o insure the security and confidentiality of records and NPI of Fund customers,
          o protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
          o protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

      4. The Service Provider may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of the Service Provider ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with the Service Provider of the Funds ("Nonaffiliated Third Party") under the service and processing (ss.248.14) or miscellaneous (ss.248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Service Provider received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (ss.248.13), provided the Service Provider enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

      5.  The Service  Provider may  redisclose  Section  248.14 NPI and Section
          248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

      6. The Service Provider is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Fund in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

WITNESS the due execution hereof this 1st day of June, 2001.

                          REGIONS FUNDS

                          By:/s/ George M. Polatas
                             -----------------------------------
                          Name:  George M. Polatas
                          Title: Vice President


                          REGIONS BANK


                          By:/s/ Thomas R. Gamble
                             -----------------------------------
                          Name:  Thomas R. Gamble
                          Title: Senior Vice President

                           REGIONS MORGAN KEEGAN TRUST



Regions Morgan Keegan Select Funds
5800 Corporate Drvie
Pittsburgh, PA 15237-7010

Dear Ladies and Gentlemen:

We serve as custodian for the above listed investment company pursuant to a Custodian Contract, dated as of December 1, 1993 (the "Agreement"). This letter is intended to supplement the Agreement and to address the requirements of recently amended Rule 17f-4 under the Investment Company Act of 1940.

In consideration of the mutual convenants and agreements contained in the Agreement, we hereby agree: (1) to exercise due care in accordance with reasonable commercial standards in placing the Funds' financial assets with securities depositories; (2) to provide, upon request, reports concerning our internal accounting controls and financial strength; and (3) that any agreement that is applicable to an intermediary custodian appointed by us for purposes of maintaining the Funds' financial assets in a securities depository pursuant to the terms of the Agreement shall require that the intermediary custodian be obligated to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain financial assets, corresponding to the security entitlements of its entitlement holders (as defined in U.C.C. ss. 8-102(a)(7) (2002)).

The terms "financial assets," "securities entitlements," "securities intermediary," "securities depository," and "intermediary custodian," as used herein, shall have the same meaning as when such terms are used in Rule 17f-4.

This letter agreement shall be coterminous with the Agreement.

Very truly yours,

/s/ James E. Meigs

Regions Bank

By:  James E. Meigs
Its:  Executive Vice President
Date:  March 28, 2003